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                                                                  Exhibit 21.1


                                 VELOCITA CORP.

                          SUBSIDIARIES OF THE COMPANY

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
SUBSIDIARY                                OWNERSHIP                                     STATE OF INCORPORATION

PF.Net Corp.                              100%                                          Delaware

PF.Net Property Corp.                     100% by PF.Net Corp.                          Delaware

PF.Net Supply Corp.                       100% by PF.Net Corp.                          Delaware

PF.Net Construction Corp.                 100% by PF.Net Corp.                          Delaware

PF.Net Network Services Corp.             100% by PF.Net Corp.                          Delaware

PF.Net Virginia Corp.                     100% by PF.Net Network Services Corp.         Virginia

PF.Net Virginia, LLC                      100% by PF.Net Network Services Corp.         Delaware

PF.Net Network Services East, LLC         100% by PF.Net Network Services Corp.         Delaware

PF.Net Network Services West, LLC         100% by PF.Net Network Services Corp.         Delaware

PF.Net Construction, LLC                  100% by PF.Net Construction Corp.             Delaware

PF.Net Supply, LLC                        100% by PF.Net Supply Corp.                   Delaware
